EXCHANGE AND PURCHASE AGREEMENT

among

CYTOMEDIX, INC.

and

ALDAGEN, INC.

and

ALDAGEN HOLDINGS, LLC

dated as of

February 8, 2012

EXCHANGE AND PURCHASE AGREEMENT

This Exchange and Purchase Agreement (this “Agreement”), is entered into as of February 8, 2012, by and among Aldagen, Inc., a Delaware corporation (the “Company”), Cytomedix, Inc., a Delaware corporation (“Parent”) and Aldagen Holdings, LLC, a North Carolina limited liability company (the “Selling Equity Holder”). Capitalized terms used herein (including in the immediately preceding sentence) and not otherwise defined herein shall have the meanings set forth in Article XI hereof.

RECITALS

WHEREAS, Parent desires to acquire the Company Capital Stock and Company Convertible Notes from the Selling Equity Holder on the terms and subject to the conditions set forth in this Agreement (the “Equity Exchange”);

WHEREAS, the parties desire for the Equity Exchange to constitute a tax-free exchange under Section 368 of the Code;

WHEREAS, certain of the former stockholders of the Company listed on Exhibit A hereto (the “Parent Investors”) desire to purchase shares of Parent Common Stock on the terms and subject to the conditions set forth in this Agreement and the Subscription Agreement (the “Parent Common Stock Purchase”);

WHEREAS, the board of directors of the Company (the “Company Board”) has unanimously approved this Agreement and the transactions contemplated thereby, including the Equity Exchange;

WHEREAS, the board of directors of Parent (the “Parent Board”) has unanimously approved this Agreement and the transactions contemplated hereby, including the Equity Exchange and the Parent Common Stock Purchase;

WHEREAS, certain stockholders of the Parent have agreed to vote in favor of the amendment to Parent’s Certificate of Incorporation increasing the authorized common stock of the Parent and ratifying the LTIP Increase, as set forth herein; and

WHEREAS, the parties desire to make certain representations, warranties, covenants and agreements in connection with the Equity Exchange, the Parent Common Stock Purchase and the transactions contemplated hereby and also to prescribe certain conditions to the Equity Exchange and the Parent Common Stock Purchase.

NOW, THEREFORE, in consideration of the foregoing and of the representations, warranties, covenants and agreements contained in this Agreement, the parties, intending to be legally bound, agree as follows:

Article I
EQUITY EXCHANGE

1.1 Equity Exchange Upon the terms and subject to the conditions hereof, as of the date hereof, the Selling Equity Holder is exchanging, transferring, conveying, assigning and delivering to Parent free and clear of all Liens, all of the right, title and interest of the Selling Equity Holder in and to the Company Capital Stock and the Company Convertible Notes. In exchange for such Company Capital Stock or Company Convertible Notes, as the case may be, Parent is exchanging, issuing and delivering to the Selling Equity Holder, free and clear of all Liens, an aggregate of 135,398.16 shares of the Parent Series E Preferred Stock, allocated as set forth on Exhibit B to the LLC Operating Agreement (the “Parent Preferred Stock Consideration”). The Parent Preferred Stock Consideration was calculated based upon the number of shares equal to an agreed value of $16,000,000 divided by a price per share of Parent Common Stock of $1.1817 (the “Closing Value).

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1.2 Escrow of a Portion of the Parent Stock Consideration. In order to satisfy the indemnification obligations of the Selling Equity Holder, the Selling Equity Holder agrees to escrow 17,771 shares of the Parent Preferred Stock Consideration (the “Escrowed Shares”). Parent shall hold the Escrowed Shares in accordance with Section 10.5 herein.

1.3 Options and Warrants to Acquire Shares of Company Capital Stock.

(a) Treatment of Company Stock Options. The Company shall take all requisite action so that, prior to the Closing Date, each option to acquire shares of Company Common Stock (each, a “Company Stock Option”) that is outstanding immediately prior to the Closing Date, whether or not then vested or exercisable, shall be, by virtue of the transactions contemplated hereby and without any action on the part of Parent, the Company, the holders of the Company Stock Option or any other Person or by virtue of a consent to termination of options duly executed by the option holder, cancelled. As a condition to the Closing, Parent shall grant, and shall agree to grant, new stock options to purchase shares of Parent Common Stock to the holders of Company Stock Options listed on a schedule in the form of Schedule 1.3(a) to be delivered to the Company and the Selling Equity Holder at Closing (the “New Options Schedule”) in the total amounts listed for each such person on the New Options Schedule (the “New Options”). The New Options shall be granted as of the Closing Date. The New Options shall be granted under Parent’s Long-Term Incentive Plan, as amended, and pursuant to the standard form of option agreement authorized for use under such Long-Term Incentive Plan, and shall be in the amounts and with such vesting as set forth for each person receiving a New Option as set forth on the New Options Schedule.

(b) Treatment of Warrants. Parent, the Company and each holder (each, a “Company Warrant Holder”) of a Company Warrant shall enter into that certain Warrant Agreement, in the form attached hereto as Exhibit C (the “Parent Warrant Agreement”) pursuant to which the Company Warrants shall be cancelled and exchanged for warrants to acquire an aggregate of 2,115,596 shares of Parent Common Stock (the “Parent Replacement Warrants”), to such persons and in such individual amounts as are set forth in the Parent Warrant Agreements, with an exercise price of $1.42 per share and on such other terms and conditions as set forth in the Parent Warrant Agreement.

(c) At or prior to the Closing Date the Company, the Company Board and the Parent Board shall adopt any resolutions and take any actions that may be necessary to effectuate the provisions of Sections 1.3(a) and (b).

Article II
POST-CLOSING CONSIDERATION

2.1 Post-Closing Consideration. The Selling Equity Holder shall be entitled to receive up to 20,309,723 additional shares of Parent Common Stock in connection with the achievement of certain milestone events (the “Milestone Events”) in accordance with this Article II. Following approval of the Amendment to Parent Charter by the Parent stockholders at the Parent Special Meeting, Parent shall reserve 20,309,723 shares of Parent Common Stock for issuance to the Selling Equity Holder in accordance with this Article II (the “Post-Closing Parent Stock Consideration”). The Post-Closing Parent Stock Consideration shall be subject to reduction and offset as set forth in Section 10.5 herein.

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2.2 First Post-Closing Issuance. Parent shall issue 1,015,486 shares of Parent Common Stock representing 5% of the maximum Post-Closing Parent Stock Consideration (subject to reduction in accordance with Section 10.5 herein) no later than ten (10) days following (A) enrollment by no less than sixty (60) patients in the Company’s current ALD-401Phase 2 clinical trial (the “ALD-401 Phase 2”), and (B) the final determination by the Data and Safety Monitoring Board that the ALD-401 Phase 2 may continue.

2.3 Second Post-Closing Issuance. Parent shall issue 3,046,458 shares of Parent Common Stock representing 15% of the maximum Post-Closing Parent Stock Consideration (subject to reduction in accordance with Section 10.5 herein) no later than May 31, 2013, provided the Company has satisfied the enrollment requirements as set forth in the FDA approved protocol for the ALD-401 Phase 2 (“Full Enrollment”) on or before May 15, 2013 (the “First Enrollment Deadline”). If the Company fails to meet the First Enrollment Deadline, then Parent shall issue 1,523,229 shares of Parent Common Stock representing 7.5% of the maximum Post-Closing Parent Stock Consideration (subject to reduction in accordance with Section 10.5 herein) no later than November 30, 2013, provided the Company has Full Enrollment on or before November 15, 2013 (the “Second Enrollment Deadline”). If the Company fails to meet the Second Enrollment Deadline, then Parent shall issue 507,743 shares of Parent Common Stock representing 2.5% of the maximum Post-Closing Parent Stock Consideration (subject to reduction in accordance with Section 10.5 herein) no later than ten (10) days following Full Enrollment.

2.4 Third Post-Closing Issuance. Parent shall issue 16,247,779 shares of Parent Common Stock representing 80% of the maximum Post-Closing Parent Stock Consideration (subject to reduction in accordance with Section 10.5 herein) no later than ten (10) days following the satisfaction of the following conditions:

(a) a reasonable business determination by a majority of the members of the Parent Board (the “Required Majority”) that (i) ALD-401 Phase 2 has generated a positive efficacy signal with such efficacy defined as separation of the primary efficacy endpoint contained in the ALD-401 Phase 2 approved clinical trial protocol that in the good faith opinion of the Required Majority is sufficient to prepare and submit a protocol to the FDA for an adequately powered pivotal ALD-401 Phase 3 clinical trial for efficacy; and

(b) conclusion of a successful end of Phase 2 meeting with the FDA whereby the FDA determines that (i) there are no material impediments to preparing to proceed to a pivotal ALD-401 Phase 3 clinical trial, or (ii) receipt of a decision by the FDA to grant fast track approval to ALD-401 without the need for a pivotal Phase 3 clinical trial.

2.5 Diligent Efforts. Commencing on the Closing, Parent shall, and shall cause the Company to, use all diligent efforts to achieve the Milestone Events in accordance with Sections 2.2, 2.3 and 2.4. Parent shall use the proceeds from the Parent Common Stock Purchase, together with the proceeds of those certain Warrant Exercise Agreements between Parent and holders of certain outstanding warrants issued by Parent in the form provided to the Selling Equity Holder prior to the Closing (the “Warrant Exercise Agreements”), solely to fund the ALD-401 Phase 2 and matters related thereto. After consideration of all available funding sources, including funding from operations or from existing lines of credit, Parent shall use all commercially reasonable efforts to raise any additional funds necessary to complete the ALD 401 Phase 2 as contemplated in this Agreement and consistent in all material respects with the 2012/2013 Operating Plan (a copy of which has previously been provided to Parent by the Company), which contemplates total expenditures for the ALD 401 Phase 2 of not more than $15,000,000 (the “Phase 2 Cap”). Notwithstanding the foregoing, nothing in this Section 2.5 shall be deemed to require Parent (or the Company) to exhaust the Phase 2 Cap if the Parent Board reasonably determines in good faith that continuing with the ALD 401 Phase 2 will result in materially exceeding the Phase 2 Cap. For so long as one or more Milestone Events have not occurred or the Post-Closing Parent Stock Consideration has not fully been paid, Parent shall provide, on a quarterly basis commencing three (3) months after the Closing Date, a written report to the Selling Equity Holder in reasonable detail regarding Parent’s clinical, development, regulatory and other efforts with respect to ALD-401, including the status of the ALD-401 Phase 2, the significant clinical, development and regulatory efforts undertaken since the last report, the significant clinical, development and regulatory efforts that are anticipated to be undertaken in the following three-month period and the status of efforts to achieve the Milestone Events (each such report, an “Update Report”). Within thirty (30) days after receipt of an Update Report, if the Selling Equity Holder requests a meeting with representatives of Parent to discuss such report, Parent shall make available for such a meeting those of its senior clinical, medical and regulatory employees and representatives as are responsible for the applicable activities set forth in the Update Report at a reasonable time and location and on reasonable prior notice.

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2.6 Change of Control or Other Transaction. If at any time prior the issuance of all of the Post-Closing Parent Stock Consideration in accordance with Sections 2.2, 2.3 and 2.4 hereof, and on or before December 31, 2014, (i) the Parent Board approves a Sale or Change of Control Transaction of either Parent or the Company or a partnering or licensing transaction with respect to ALD-401, or (ii) Parent or the Company files any petition or commences any proceeding under any bankruptcy or similar law or for dissolution, liquidation , winding-up or other relief under state or federal bankruptcy laws, or places its assets in the hand of a trustee or receiver, or if any such proceedings are commenced or actions taken against Parent or the Company, or (ii) Parent or the Company beaches any of its obligations in Section 2.5 and such breach remains uncured for at least thirty (30) days, then immediately prior to the closing of a Sale or Change of Control Transaction or any such partnering or licensing transaction nor the filing of such petition or proceeding or taking of such action, as the case may be, all of the Milestone Events and other requirements set forth in Sections 2.2, 2.3 and 2.4 shall be deemed accelerated and satisfied in full and Parent shall issue and deliver to the Selling Equity Holder, free of any Liens or other contractual restrictions, all of the Post-Closing Parent Stock Consideration which remains unissued as of such date. The obligations to pay the Post-Closing Parent Stock Consideration as provided herein shall survive any sale, licensing or partnering of ALD-401 and any Sale or Change of Control Transaction, and shall be binding on any such third party, buyer or other successor or assign of Parent or the Company, and in any such event, proper provision shall be made so that the successors and assigns of the Company, Parent or both, as the case may be, assume the obligations set forth in this Article II for the benefit of the Selling Equity Holder.

Article III
PARENT COMMON STOCK PURCHASE

Purchase of Common Stock. The Parent Investors have agreed to purchase, and Parent has agreed to sell and issue to the Parent Investors, such number of shares of Parent Common Stock as set forth on Exhibit A for a purchase price per share of $1.1817 and an aggregate purchase price of $5,000,000. The Parent Common Stock Purchase shall be made in accordance with the terms of the Subscription Agreements, the form of which is attached hereto as Exhibit B, to be entered into by the Parent and each of the Parent Investors (the “Subscription Agreement”).

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Article IV
EFFECT OF THE EQUITY PURCHASE

4.1 Directors of the Company. Immediately following the Closing, as the sole stockholder of the Company, Parent shall elect the directors set forth on Schedule 4.1 to serve as the directors of the Company immediately following the Closing and until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

4.2 Officers of the Company. The officers set forth on Schedule 4.2 shall serve as the officers of the Company following the Closing and until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

Article V
THE CLOSING

5.1 Closing. The Closing (the “Closing”) of the Equity Exchange, the Parent Common Stock Purchase and the issuance of the New Options and the Parent Replacement Warrants shall take place on the date hereof at the offices of Cozen O’Connor, 1900 Market Street, Philadelphia, PA, commencing at 9:00 a.m. local time (the “Closing Date”).

5.2 Deliveries of the Parties. At the Closing,

(a) the Company and the Selling Equity Holder shall deliver to Parent certificates representing the right, title and interest in and to the Company Capital Stock set forth on Exhibit A to the Contribution Agreement, free and clear of all Liens;

(b) the Company and the Selling Equity Holder shall deliver to Parent the original Company Convertible Notes set forth on Exhibit A to that Contribution Agreement dated as of February 8, 2012, by and among the Company, the Selling Equity Holder and the Members (the “Contribution Agreement”);

(c) Parent shall deliver stock certificates representing the Parent Preferred Stock Consideration less the Escrowed Shares to the Selling Equity Holder;

(d) the Selling Equity Holder, each of the Members and each of the Company Warrant Holders shall execute and deliver an Investor Questionnaire in the form attached hereto as Exhibit E (the “Investor Questionnaire”);

(e) Parent and each of the Parent Investors shall execute and deliver a Subscription Agreement;

(f) the Parent Investors shall deliver to Parent the consideration set forth in their respective Subscription Agreements;

(g) Parent shall deliver stock certificates to the Parent Investors representing the shares of Parent Common Stock purchased by each Parent Investor pursuant to the applicable Subscription Agreements;

(h) Parent, the Company and the Company Warrant Holders shall execute and deliver the Parent Warrant Agreement;

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(i) the Company Warrant Holders shall deliver the Warrants to the Company for cancellation;

(j) the Selling Equity Holder shall execute and deliver the Parent Lockup Letter with respect to the shares received by the Selling Equity Holder in the Equity Exchange, in the form attached hereto as Exhibit F (the “Selling Equity Holder Parent Lockup Letter”);

(k) the Parent Investors shall execute and deliver the Parent Lockup Letter with respect to the shares of Parent Common Stock purchased by the Parent Investor in connection with the Subscription Agreements, in the form attached hereto as Exhibit G (the “Parent Investor Lockup Letter”);

(l) Parent shall deliver a certificate signed by its president and chief financial officer certifying (A) that the Parent Series D Conversion has occurred, (B) a notice of irrevocable mandatory cash redemption for all outstanding shares of the Parent Series A Preferred Stock and Parent Series B Preferred Stock has been delivered providing for such redemption in full to occur on or before February 13, 2012 and no further action of any kind on the part of Parent, the holders of Parent Series A Preferred Stock or the holders of Parent Series B Preferred Stock or otherwise is required in order to effect such redemption in full by such date , and (C) as to a true and correct copy of the resolutions of the Parent Board authorizing and approving the transactions contemplated hereunder and that such resolutions are in full force and effect;

(m) Parent shall deliver executed Voting Agreements, in the form attached hereto as Exhibit H, from the holders of at least 30% of the issued and outstanding voting shares of Parent, agreeing to vote in favor of the Amendment to Parent Charter and ratifying the LTIP Increase (the “Parent Voting Agreements”);

(n) the Selling Equity Holder and the Parent Investors shall deliver executed Voting Agreements, in the form attached hereto as Exhibit I, agreeing to vote in favor of the Amendment to Parent Charter and ratifying the LTIP Increase (the “Company Voting Agreements”);

(o) the Selling Equity Holder and each Company Warrant Holder shall have executed and delivered a Release, in the form attached hereto as Exhibit J (the “Release”), pursuant to which the Selling Equity Holder and each of the Company Warrant Holders shall release the Company from claims or obligations arising prior to the Closing Date;

(p) the Parent Board shall have approved the LTIP Increase and the grant, effective as of the Closing Date, of the New Options;

(q) Parent shall deliver the executed By-Law Amendment;

(r) Company shall deliver the 2012/2013 Operating Plan (as referenced in Section 2.5);

(s) Parent and Edward Field shall deliver an executed mutually acceptable employment offer letter with Parent;

(t) Parent and Lyle Hohnke shall deliver an executed mutually acceptable termination letter agreement between Dr. Hohnke and Parent;

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(u) The Parent Board shall have increased the size of the Board of Directors to nine (9); and

(v) Craig Mendelsohn shall have submitted his resignation from the Parent Board (the “Resignation”) and Parent shall deliver Resolutions of the Parent Board appointing Richard S. Kent, Lyle A. Hohnke and Joseph Del Guercio to fill the three (3) vacancies on the Parent Board.

5.3 Further Assurances. Subject to the terms and conditions of this Agreement, at any time or from time to time after the Closing, each of the parties shall execute and deliver such other documents and instruments, provide such materials and information and take such other actions as may be commercially reasonable, to the extent permitted by law, to fulfill its obligations under this Agreement and to effectuate and consummate the Transactions.

Article VI
REPRESENTATIONS AND WARRANTIES OF
THE SELLING EQUITY HOLDER

The Selling Equity Holder represents and warrants to the Parent as of the date hereof as follows:

6.1 Execution and Delivery. This Agreement and each Transaction Document (to which it is a party) has been duly executed and delivered by the Selling Equity Holder and constitutes a valid and binding obligation of the Selling Equity Holder, enforceable against it in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, (b) as limited by general principles of equity that restrict the availability of equitable remedies, and (c) to the extent that the enforceability of the indemnification provisions in this Agreement or each such Transaction Document (to which it is a party) may be limited by applicable laws .

6.2 Authority. The execution and delivery of this Agreement and each Transaction Document (to which it is a party), and the performance by the Selling Equity Holder of its obligations hereunder and thereunder will not: (i) result in a breach of or constitute a default under any agreement or other instrument to which the Selling Equity Holder is a party or by which the Selling Equity Holder is bound; (ii) violate any statute, rule, regulation or similar law or conflict with any judgment, order or decree of any court or other judicial or administrative body applicable to the Selling Equity Holder; or (iii) require the consent or approval of any other person.

6.3 Ownership of Company Capital Stock. The Selling Equity Holder is the sole record owner of the Company Capital Stock and Company Convertible Notes, free and clear of all liens, pledges, security interests, encumbrances, claims and rights of any other party (including but not limited to liens in respect of unpaid estate, inheritance and similar Taxes). There are no existing options, warrants, calls, commitments or other rights of any character (including preemptive or voting rights or proxies) relating to the Company Capital Stock or Company Convertible Notes, as the case may be, held by the Selling Equity Holder and there are no restrictions on transfer other than as imposed under federal and state securities laws.

6.4 Acquisition of Parent Preferred Stock Consideration.

(a) The Selling Equity Holder acknowledges that it has received copies of certain of the Parent SEC Documents a reasonable time prior to the Selling Equity Holder’s execution of this Agreement, and it has reviewed and understands such documents and has made available the same to each Member. The Selling Equity Holder acknowledges that it has received any additional information that it or its Members have requested relating to Parent and the transactions contemplated by this Agreement. The Selling Equity Holder further represents that it and each Member has had an opportunity to ask questions and receive answers from Parent regarding the terms and conditions of its acquisition of the Parent Preferred Stock Consideration hereunder and the transactions contemplated by this Agreement.

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(b) The Selling Equity Holder understands and has informed each of the Members that the Parent Preferred Stock Consideration that it will acquire hereunder constitutes “restricted securities” from Parent under the United States federal securities laws and that under such laws and applicable regulations such securities may only be sold in the United States pursuant to an effective registration statement or an available exemption from registration. The Selling Equity Holder understands that, and has informed each of the Members that, subject to certain limitations, the currently available exemption from registration under Rule 144 of the Securities Act requires the securities to be held for a certain period of time before they can be sold in the United States.

(c) The Selling Equity Holder represents and warrants that it is an “accredited investor” as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

(d) With respect to the tax and other economic considerations involved in acquiring the Parent Preferred Stock Consideration, the Selling Equity Holder and its Members are not relying on advice from the Parent or Company, and the Selling Equity Holder and its Members have carefully considered and has discussed with its professional legal, tax, accounting and financial advisors the implications of acquiring the Parent Preferred Stock Consideration, the transaction contemplated hereby or its tax and financial situation.

(e) It is understood that the certificates evidencing the Parent Preferred Stock Consideration shall bear the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THE SECURITIES REPRESENTED HEREBY MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN OPINION OF COUNSEL, REASONABLY ACCEPTABLE TO COUNSEL FOR THE COMPANY, TO THE EFFECT THAT THE PROPOSED SALE, TRANSFER, OR DISPOSITION MAY BE EFFECTUATED WITHOUT REGISTRATION UNDER THE ACT.”

Article VII
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the correspondingly numbered Section of the disclosure letter, dated the date of this Agreement and delivered by the Company to Parent in connection with the execution of this Agreement (the “Company Disclosure Letter”), the Company hereby represents and warrants to Parent as follows:

7.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to own and operate its properties and assets, and to carry out the provisions of this Agreement and the Transaction Documents (to which it is a party) and to carry on its business as presently conducted. The Company is duly qualified to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business.

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7.2 Subsidiaries. The Company does not own or control any equity security or other interest of any other corporation, partnership, limited liability company or other business entity. The Company is not a participant in any joint venture, partnership, limited liability company or similar arrangement. Since its inception, the Company has not consolidated or merged with, acquired all or substantially all of the assets of, or acquired the stock of or any interest in any corporation, partnership, limited liability company or other business entity.

7.3 Capitalization; Voting Rights.

(a) As of the date hereof and immediately prior to the execution of this Agreement, the authorized capital stock of the Company, consists of (i) 93,983,312 shares of Common Stock, par value $0.001 per share (“Company Common Stock”), 3,629,823 shares of which are issued and outstanding and (ii) 72,691,757 shares of Preferred Stock, par value $0.001 per share, 6,040,000 shares of which are designated Series A Preferred Stock (“Company Series A Preferred Stock”), of which 6,000,000 shares are issued and outstanding, 8,923,785 shares of which are designated Series B Preferred Stock (“Company Series B Preferred Stock”), of which 8,519,926 shares are issued and outstanding, 26,069,584 shares of which are designated Series C Preferred Stock (“Company Series C Preferred Stock”), of which 24,742,979 shares are issued and outstanding, and 31,658,388 of which are designated Series C-1 Preferred Stock (“Company Series C-1 Preferred Stock” and together with the Company Series A Preferred Stock, the Company Series B Preferred Stock and the Company Series C Preferred Stock, the “Company Preferred Stock”), of which 17,636,655 shares are issued and outstanding.

(b) Under the Company’s 2000 Stock Option Plan (the “2000 Plan”), (i) 218,823 shares of Company Common Stock have been issued pursuant to restricted stock purchase agreements and/or the exercise of outstanding options, (ii) options to purchase 5,539,533 shares have been granted and are currently outstanding (as listed on Schedule 7.3 to the Company Disclosure Letter) and (iii) no shares of Company Common Stock remain available for future issuance to officers, directors, employees and consultants of the Company.

(c) Under the Company’s 2010 Equity Incentive Plan (the “2010 Plan” and together with the 2000 Plan, the “Plans”), (1) no shares of Company Common Stock have been issued pursuant to restricted stock purchase agreements and/or the exercise of outstanding options, (ii) options to purchase 1,477,432 shares have been granted and are currently outstanding (as listed on Schedule 7.3 to the Company Disclosure Letter) and 5,192,212 shares of Company Common Stock remain available for future issuance to officers, directors, employees and consultants of the Company. The maximum number of shares that may be issued pursuant to the 2010 Plan is subject to increase from time to time, up to a maximum of 9,427,261 shares, as options under the 2000 Plan either expire or are otherwise terminated or cancelled without having been exercised.

(d) In addition to the options currently outstanding under the Plans, options to purchase an aggregate of 353,916 shares of Company Common Stock outside the Plans have been granted and are currently outstanding (the “Non-Plan Options”).

(e) Other than (i) as set forth in Schedule 7.3 to the Company Disclosure Letter, (ii) the shares reserved for issuance under the Plans and the Non-Plan Options, (iii) warrants to purchase 382,500 shares of the Company Series B Preferred Stock (the “Series B Warrants”), (iv) warrants to purchase 1,769,885 shares of the Company Series C-1 Preferred Stock (the “Series C-1 Warrants”, and together with the Series B Warrants, the “Company Warrants”) and (v) any rights of first refusal set forth in the Company’s Bylaws and the Amended and Restated Investor Rights Agreement dated December 15, 2006, as amended (the “Investor Rights Agreement”), there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal which have not been duly waived), proxy or stockholder agreements, or agreements of any kind for the purchase or acquisition from the Company of any of its securities.

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(f) All issued and outstanding shares of the Company Common Stock and Company Preferred Stock (i) have been duly authorized and validly issued to the persons listed on Schedule 7.3 to the Company Disclosure Letter and are fully paid and nonassessable, (ii) were issued in compliance in all material respects with all applicable state and federal Laws concerning the issuance of securities, and (iii) are subject to certain rights of first refusal in favor of the Company and certain stockholders pursuant to the Company’s Bylaws and the Investor Rights Agreement.

(g) All options granted and Company Common Stock issued pursuant to restricted stock purchase agreements vest as set forth with respect to such options and shares of Company Common Stock on Schedule 7.3 to the Company Disclosure Letter and, except as set forth on Schedule 7.3 to the Company Disclosure Letter, no unvested option provides the right, without action by the Board, to automatic acceleration in the event of a change of control of the Company.

7.4 Authorization; Binding Obligations. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization of this Agreement and the Transaction Documents (to which it is a party), the performance of all obligations of the Company hereunder and thereunder at the Closing has been taken. The Agreement and the Transaction Documents (to which it is a party), when executed and delivered, will be valid and binding obligations of the Company enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, (b) as limited by general principles of equity that restrict the availability of equitable remedies, and (c) to the extent that the enforceability of the indemnification provisions in each such Transaction Document may be limited by applicable laws.

7.5 Financial Statements. Attached hereto as Schedule 7.5 to the Company Disclosure Letter are the following: (a) the Company’s audited balance sheet as at December 31, 2010 and audited statement of income and cash flows for the twelve months ending December 31, 2010 and (b) its unaudited balance sheet as of December 31, 2011 (the “Statement Date”) and unaudited consolidated statement of income and cash flows for the twelve-month period ending on the Statement Date (collectively, the “Financial Statements”). The Financial Statements, together with the notes thereto, have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated, except as disclosed therein, and present fairly the financial condition and position of the Company as of December 31, 2010 and the Statement Date; provided, however, that the unaudited financial statements are subject to normal recurring year-end audit adjustments (which are not expected to be material either individually or in the aggregate), and do not contain all footnotes required under generally accepted accounting principles.

7.6 Liabilities. The Company has no Liabilities and, to its knowledge no contingent Liabilities, not disclosed in the Financial Statements, except the Company Convertible Notes and current Liabilities incurred in the ordinary course of business subsequent to the Statement Date.

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7.7 Agreements; Action.

(a) Except as set forth in Section 7.7 of the Company Disclosure Letter, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, employees, affiliates or any affiliate thereof.

(b) Except as set forth in Section 7.7 of the Company Disclosure Letter, there are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or by which it is bound which may involve (i) future obligations (contingent or otherwise) of, or payments to, the Company in excess of $10,000, (ii) the transfer or license of any patent, copyright, trade secret or other proprietary right to or from the Company (other than licenses by the Company of “off the shelf” or other standard products),(iii) provisions restricting the development, manufacture or distribution of the Company’s products or services, or (iv) indemnification by the Company with respect to infringements of proprietary rights.

(c) Since January 1, 2008, except for dividends accrued with respect to shares of the Company Series C Preferred Stock and the Company Series C-1 Preferred Stock in accordance with the Company Certificate of Incorporation and as otherwise set forth in Section 7.7 of the Company Disclosure Letter, the Company has not (i) accrued, declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred or guaranteed any indebtedness for money borrowed or any other liabilities (other than the Company Convertible Notes and trade payables incurred in the ordinary course of business or as disclosed in the Financial Statements) individually in excess of $10,000 or, in the case of indebtedness and/or liabilities individually less than $10,000, in excess of $25,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

(d) For the purposes of subsections (b) and (c) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same Person (including Persons the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

7.8 Obligations to Related Parties. There are no obligations of the Company to officers, directors, stockholders, or employees of the Company other than (a) pursuant to the Company Convertible Notes, (b) for payment of salary for services rendered, (c) reimbursement for reasonable expenses incurred on behalf of the Company and (d) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Company Board). None of the officers, directors or, to the Company’s knowledge, key employees or stockholders of the Company or any members of their immediate families, are indebted to the Company or have any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, other than (i) passive investments in publicly traded companies (representing less than 1% of such company) which may compete with the Company and (ii) investments by venture capital funds or other institutional investors with which directors of the Company may be affiliated and service as a board member of a company in connection therewith due to a person’s affiliation with a venture capital fund or similar institutional investor in such company. No officer, director or stockholder, or, to the Company’s knowledge, any member of their immediate families, is, directly or indirectly, interested in any material contract with the Company (other than such contracts as relate to any such person’s ownership of capital stock, Company Convertible Notes or other securities of the Company).

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7.9 Changes. Except as set forth in Section 7.9 of the Company Disclosure Letter, since the Statement Date, there has not been:

(a) Any change in the assets, liabilities, financial condition, prospects or operations of the Company from that reflected in the Financial Statements, other than changes in the ordinary course of business, none of which individually or in the aggregate has had or is reasonably expected to have a material adverse effect on such assets, liabilities, financial condition, prospects or operations of the Company;

(b) Any resignation or termination of any officer, Key Employee or group of employees of the Company;

(c) Any material change, except in the ordinary course of business, in the contingent obligations of the Company by way of guaranty, endorsement, indemnity, warranty or otherwise;

(d) Any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties, business prospects or financial condition of the Company;

(e) Any waiver by the Company of a valuable right or of a material debt owed to it;

(f) Any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder;

(g) Any labor organization activity related to the Company;

(h) Any sale, assignment, or exclusive license or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets;

(i) Any change in any material agreement to which the Company is a party or by which it is bound which materially and adversely affects the business, assets, liabilities, financial condition, operations or prospects of the Company;

(j) Any other event or condition of any character that, either individually or cumulatively, has materially and adversely affected the business, assets, liabilities, financial condition, prospects or operations of the Company; or

(k) Any arrangement or commitment by the Company to do any of the acts described in subsection (a) through (j) above.

7.10 Title to Properties and Assets; Liens, Etc. The Company has good and marketable title to its properties and assets, including the properties and assets reflected in the most recent balance sheet included in the Financial Statements, and good title to its leasehold estates, and in each case such rights are not subject to any mortgage, pledge, lien, lease, encumbrance or charge, other than (a) those granted in connection with the Company Convertible Notes, (b) those resulting from Taxes which have not yet become delinquent, (c) minor liens and encumbrances which do not materially detract from the value of the property subject thereto or materially impair the operations of the Company, and (d) those that have otherwise arisen in the ordinary course of business. All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by the Company are in good operating condition and repair, reasonable wear and tear excepted, and are reasonably fit and usable for the purposes for which they are being used.

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7.11 Intellectual Property.

(a) The Company owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and documentation and processes (“Intellectual Property”) necessary for its business as now conducted and as presently proposed to be conducted, without any infringement of the rights of others. Except as set forth in Section 7.11 of the Company Disclosure Letter, there are no outstanding options, licenses or agreements of any kind relating to the foregoing proprietary rights, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes of any other person or entity other than such licenses or agreements arising from the purchase of “off the shelf” or standard products. Schedule 7.11 to the Company disclosure Letter contains a list of all Intellectual Property owned or used by, or licensed by or to, the Company.

(b) The Company has not received any communications alleging that the Company has violated or, by conducting its business as presently proposed to be conducted, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity, nor is the Company aware of any reasonable basis therefor.

(c) No Key Employee is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with their duties to the Company or that would conflict with the Company’s business as proposed to be conducted. Each former and current employee, officer and consultant of the Company has executed a proprietary information and inventions agreement with the Company. Except as set forth in Section 7.11 of the Company Disclosure Letter, no former and current employee, officer or consultant of the Company has (i) excluded works or inventions made prior to his or her employment with the Company from his or her assignment of inventions pursuant to such employee’s, officer’s or consultant’s proprietary information and inventions agreement or (ii) failed to affirmatively indicate in such proprietary information and inventions agreement that no such works or inventions made prior to his or her employment with the Company exist.

7.12 Compliance with Other Instruments. The Company is not in violation or default of any term of its charter documents, each as amended, or of any material provision of any mortgage, indenture, contract, lease, agreement, instrument or contract to which it is party or by which it is bound or of any judgment, decree, order or writ. The execution, delivery, and performance of and compliance with this Agreement, and the Transaction Documents (to which it is a party), will not, with or without the passage of time or giving of notice, result in any such violation, or be in conflict with or constitute a default under any such term or provision, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties. The Company has avoided every condition, and has not performed any act, the occurrence of which would result in the Company’s loss of any material right granted under any license, distribution agreement or other agreement required to be disclosed on the Company Disclosure Letter.

7.13 Litigation. There is no action, suit, proceeding or investigation pending or, to the Company’s knowledge, threatened against the Company that might result, either individually or in the aggregate, in any material adverse change in the assets, condition, affairs or prospects of the Company, financially or otherwise, or any change in the current equity ownership of the Company or that questions the validity of this Agreement or the Transaction Documents (to which it is a party) or the right of the Company to enter into any of such agreements, or to consummate the transactions contemplated hereby or thereby, nor is the Company aware that there is any basis for any of the foregoing. The foregoing includes, without limitation, actions pending or, to the Company’s knowledge, threatened, or any basis therefor known by the Company involving the prior employment of any of the Company’s employees, their use in connection with the Company’s business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

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7.14 Tax Returns and Payments. The Company is and always has been a subchapter C corporation. The Company has timely filed (including, as applicable, within any extension periods) all Tax returns (federal, state and local) required to be filed by it. All Taxes shown to be due and payable on such returns, any assessments imposed, and all other Taxes due and payable by the Company on or before the Closing, to the extent required to be paid prior to the Closing, have been paid. The Company has not been advised (a) that any of its returns, federal, state or other, have been or are being audited as of the date hereof or (b) of any deficiency in assessment or proposed judgment to its federal, state or other Taxes. The Company has no Liability of any Tax that is not adequately provided for.

7.15 Employees. The Company has no collective bargaining agreements with any of its employees. There is no labor union organizing activity pending or, to the Company’s knowledge, threatened with respect to the Company. Except as set forth in Section 7.15 of the Company Disclosure Letter, the Company is not a party to or bound by any currently effective employment contract, deferred compensation arrangement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation plan or agreement. No employee of the Company has been granted the right to continued employment by the Company or to any material compensation following termination of employment with the Company. No employee of the Company, nor any consultant with whom the Company has contracted, is in violation in any material respect of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Company and the continued employment by the Company of its present employees, and the performance of the Company’s contracts with its independent contractors, will not result in any such violation. The Company has not received any notice alleging that any such violation has occurred. Other than in connection with the transactions contemplated by this Agreement and the Transaction Documents, the Company is not aware that any officer, Key Employee or group of employees intends to terminate his, her or their employment with the Company, nor does the Company have a present intention to terminate the employment of any officer, Key Employee or group of employees. The Company Disclosure Letter contains a complete and current list of all Key Employees of the Company. Except as set forth in Section 7.15 of the Company Disclosure Letter, each former employee of the Company whose employment was terminated by the Company within the past three (3) years has entered into an agreement with the Company providing for the full release of any claims against the Company or any related party arising out of such employment. There are no actions pending, or to the Company’s knowledge, threatened, by any former or current employee concerning such person’s employment by the Company.

For purposes of this Agreement, “Key Employee” means and includes each officer of the Company and each employee who contributes to the invention, design or authorship of the Company’s Intellectual Property.

7.16 Obligations of Management. Except as set forth in Section 7.16 of the Company Disclosure Letter, each officer and Key Employee of the Company is currently devoting substantially all of his or her business time to the conduct of the business of the Company. Other than in connection with the transactions contemplated by this Agreement and the Transaction Documents, the Company is not aware that any other officer or Key Employee of the Company is planning to work less than full time at the Company in the future. No officer or Key Employee is currently working or, to the Company’s knowledge, plans to work for a competitive enterprise, whether or not such officer or key employee is or will be compensated by such enterprise.

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7.17 Compliance with Laws; Permits; FDA Matters.

(a) The Company is not in violation in any material respect of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof, including without limitation the United States Food and Drug Administration (the “FDA”), in respect of the conduct of its business or the ownership of its properties. ALDECOUNT has received FDA clearance as a 510(k) in vitro device. All documentation filed by the Company with the FDA in support of such 510(k) application is true, correct and complete in all material respects. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement or the Transaction Documents (to which the Company is a party). The Company has all material franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted.

(b) The Company has conducted all aspects of its research and development activities, including without limitation all feasibility, pre-clinical and clinical studies, in compliance with all applicable United States federal and state laws, regulations, and guidelines, including, but not limited to, the provisions of the Federal Food, Drug and Cosmetic Act (“FFDCA”) as may be amended from time to time, including applicable good manufacturing practices as they relate to processing and/or preparation of clinical trial materials.

(c) The Company has conducted its clinical investigations in accordance with relevant study protocols and Institutional Review Board approvals and requirements, has properly supervised use of the treatment drugs throughout the course of all studies, and has ensured that informed patient consent is obtained where appropriate, consistent with the requirements of 21 C.F.R. Part 50 and any state law requirements.

(d) The Company has disclosed or made available to Parent all communications, oral and written, formal and informal, that it has received from the FDA and comparable European Union officials, as well as all clinical data and results associated with the testing of its therapeutics.

(e) Except as set forth on Schedule 7.17 to the Company Disclosure Letter or as listed in the Company’s patents and patent applications, no articles or reports have been published regarding the safety or efficacy of the Company’s products.

(f) Neither the Company, nor its affiliates, have been disqualified or debarred by the FDA for any purpose, or charged with or convicted under United States federal law for conduct relating to the development or approval, or otherwise relating to the regulation of any drug product under the Generic Drug Enforcement Act of 1992, as amended, or any other relevant statute, law, or regulation.

7.18 Environmental and Safety Laws. The Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation. No Hazardous Materials (as defined below) are used or have been used, stored, or disposed of by the Company or, to the Company’s knowledge after reasonable investigation, by any other person or entity on any property owned, leased or used by the Company. For the purposes of the preceding sentence, “Hazardous Materials” shall mean (a) materials which are listed or otherwise defined as “hazardous” or “toxic” under any applicable local, state, federal and/or foreign laws and regulations that govern the existence and/or remedy of contamination on property, the protection of the environment from contamination, the control of hazardous wastes, or other activities involving hazardous substances, including building materials, or (b) any petroleum products or nuclear materials.

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7.19 Real Property Holding Corporation. The Company is not a real property holding corporation within the meaning of Code Section 897(c)(2) and any regulations promulgated thereunder.

7.20 Insurance. The Company has general commercial, product liability, fire and casualty insurance policies with coverage customary for companies similarly situated to the Company. Schedule 7.20 to the Company Disclosure Letter lists and describes all insurance policies held in favor of the Company, including, without limitation, key person insurance and director and officer insurance policies.

7.21 Executive Officers. To the knowledge of the Company, no executive officer of the Company (i) has been convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding minor traffic violations) or (ii) is or has been subject to any judgment or order of, the subject of any pending civil or administrative action by the Securities and Exchange Commission or any self-regulatory organization.

7.22 Full Disclosure. The Company has provided Parent with or made available to Parent all information requested by Parent in connection with the Equity Exchange. Neither this Agreement, the exhibits hereto, the Transaction Documents nor any other document delivered by the Company to Parent or its attorneys or agents in connection herewith or therewith or with the transactions contemplated hereby or thereby, contain any untrue statement of a material fact nor omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which such statements were made, not misleading. To the Company’s Knowledge, there are no facts which (individually or in the aggregate) materially adversely affect the business, assets, liabilities, financial condition, prospects or operations of the Company that have not been disclosed to Parent or set forth in this Agreement, the exhibits or schedules hereto, the Transaction Documents or in other documents delivered or made available to Parent or its attorneys or agents in connection herewith or therewith.

Article VIII
REPRESENTATIONS AND WARRANTIES OF PARENT

Parent hereby represents and warrants to the Company as follows:

8.1 Organization. Parent is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. Parent has all requisite corporate power and authority to own and operate its properties and assets, and to carry out the provisions of this Agreement, and the Transaction Documents (to which it is a party) and to carry on its business as presently conducted. Parent is duly qualified to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Parent or its business or assets.

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8.2 Authority; Non-contravention; Governmental Consents.

(a) Authority. Parent has all requisite corporate power and authority to enter into and to perform its obligations under this Agreement and the Transaction Documents (to which it is a party) and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement by Parent and the consummation by Parent of the Equity Exchange, the Parent Common Stock Purchase, the issuance of the New Options and the Parent Replacement Warrants and the other transactions contemplated hereby and by the Transaction Documents have been duly authorized by all necessary corporate action on the part of Parent and its officers, directors and stockholders and no other corporate proceedings on the part of Parent or its officers, directors or stockholders are necessary to authorize the execution and delivery of this Agreement or to consummate the Equity Exchange, the Parent Common Stock Purchase and the other transactions contemplated hereby, subject only, as to the Amendment to Parent Charter, to the Parent Special Meeting. This Agreement and the Transaction Documents (to which it is a party) have been duly executed and delivered by Parent and, assuming due execution and delivery by the Company and the Selling Equity Holder, constitute the valid and binding obligations of Parent, enforceable against Parent in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium and other similar Laws affecting creditors’ rights generally and by general principles of equity.

(b) Non-contravention. The execution, delivery and performance by Parent of this Agreement and the Transaction Documents (to which it is a party) and the consummation by Parent of the transactions contemplated by this Agreement and the Transaction Documents, including the Equity Exchange, the Parent Common Stock Purchase and the issuance of the New Options and the Parent Replacement Warrants, do not and will not: (i) contravene or conflict with, or result in any violation or breach of, the certificate of incorporation or by-laws of Parent, (ii) conflict with or violate any Law applicable to Parent or any of its properties or assets, or (iii) result in the creation of any Lien on any of the properties or assets of Parent, except, in the case of each of clauses (ii) and (iii), for any conflicts, violations, breaches, defaults, terminations, amendments, accelerations, cancellations or Liens, or where the failure to obtain any consents, in each case, would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Parent’s ability to consummate the transactions contemplated by this Agreement and the Transaction Documents.

(c) Governmental Consents. No consent of any Governmental Entity is required to be obtained or made by Parent in connection with the execution, delivery and performance by Parent of this Agreement or the consummation by Parent of the Equity Exchange, the Parent Common Stock Purchase, the issuance of the New Options and the Parent Replacement Warrants or the other transactions contemplated hereby, except for: (i) appropriate documents with the relevant authorities of the states in which the Company and/or Parent are qualified to do business; (ii) such filings with the SEC as may be required to be made by Parent in accordance with the Exchange Act in connection with this Agreement, the Equity Exchange, the Parent Common Stock Purchase and the other transactions contemplated hereby (including the Parent Proxy Statement); (iii) the filing of the Amendment to Parent Charter following approval at the Parent Special Meeting; (iv) such Consents as may be required under applicable state securities or “blue sky” laws and the securities Laws of any foreign country; and (v) such other Consents which if not obtained or made would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on Parent’s ability to consummate the transactions contemplated by this Agreement.

8.3 Parent Capitalization. The authorized capital stock of Parent consists of 100,000,000 shares of common stock, par value $.0001 per share (the “Parent Common Stock”), 15,000,000 shares of preferred stock, 5,000,000 of which have been designated Series A Preferred Stock (the “Parent Series A Preferred Stock”), 5,000,000 of which have been designated Series B Preferred Stock (the “Parent Series B Preferred Stock”), 1,000 of which have been designated Series C Preferred Stock (the “Parent Series C Preferred Stock”), 2,000,000 of which have been designated Series D Preferred Stock (the “Parent Series D Preferred Stock”) and 500,000 of which have been designated Series E Preferred Stock (the “Parent Series E Preferred Stock”). 10,500,000 shares of Parent Common Stock are reserved for issuance pursuant to the terms of Parent’s Long-Term Incentive Plan, of which options and other awards to purchase 8,247,055 shares of Parent Common Stock have been granted, of which 6,275,555 are currently outstanding (including the New Options issued in accordance with Section 1.3(a) herein); 57,158,682 shares of Parent Common Stock are issued and outstanding; 97,663 shares of Parent Series A Preferred Stock are issued and outstanding and 65,784 shares of Parent Series B Preferred Stock are issued and outstanding, all of which shares are subject to a mandatory, irrevocable cash redemption notice issued by Parent prior to the Closing providing for the automatic redemption of all such shares no later than February 13, 2012, and no further action of any kind on the part of Parent, the holders of Parent Series A Preferred Stock or the holders of Parent Series B Preferred Stock or otherwise is required in order to effect such redemption in full by such date; no shares of Parent Series C Preferred Stock are issued and outstanding, 3,300 shares of Parent Series D Preferred Stock are issued and outstanding immediately prior to the Closing, at the Closing all outstanding Parent Series D Preferred Stock shall have converted into an aggregate of 7,460,350 shares of Parent Common Stock and at the Closing no Parent Series D Preferred Stock shall be issued and outstanding (the “Parent Series D Conversion”). Immediately following the Closing, 135,398.16 shares of Parent Series E Preferred Stock shall be issued and outstanding, all of which shall be issued to the Selling Equity Holder. 12,622,827 shares of Parent Common Stock are subject to and reserved for issuance upon the exercise of outstanding warrants. Listed and described on Schedule 8.3 are all of Parent’s issued and outstanding capital stock, all options, warrants, convertible notes and other securities of any kind that are convertible into or exercisable for capital stock of Parent and all other rights (including conversion or preemptive rights and rights of first refusal which have not been duly waived), proxy or stockholder agreements or other agreements, arrangements or commitments of any character to acquire securities of the Parent or otherwise relating to the capital stock of Parent or obligating Parent to issue or sell any shares of capital stock of, or any other equity interest in, Parent. Except as set forth above or on Schedule 8.3, there are no outstanding or authorized options, warrants, convertible notes or other convertible securities or other rights, agreements, arrangements or commitments of any character relating to the capital stock of Parent or obligating Parent to issue or sell any shares of capital stock of, or any other equity interest in, Parent.

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8.4 Parent Preferred Stock Consideration. The shares of Parent Series E Preferred Stock to be issued at the Closing have been duly and validly authorized and will be duly and validly issued at Closing, and constitute legal, valid and binding obligations of Parent and, when issued at the Closing will be validly issued, fully paid and non-assessable, free and clear of all Liens and not subject to any preemptive rights created by statute, the Certificate of Incorporation or Bylaws of Parent or any Contracts to which Parent is a party or by which it is bound.

8.5 Parent Common Stock. The shares of Parent Common Stock to be issued pursuant to the Parent Common Stock Purchase, upon conversion of the Parent Series E Preferred Stock issued at the Closing into shares of Parent Common Stock and as the Post-Closing Parent Stock Consideration and the shares of Parent Common Stock underlying the Parent Replacement Warrants, have been, or shall have been prior to issuance, duly and validly authorized and will be duly and validly issued at Closing or at such later issuance, as applicable, and constitute, or shall upon issuance constitute, legal, valid and binding obligations of Parent and, when issued at the Closing or such later issuance, will be validly issued, fully paid and non-assessable, free and clear of all Liens and not subject to any preemptive rights created by statute, the Certificate of Incorporation or Bylaws of Parent or any Contracts to which Parent is or shall at such time be a party or by which it is or may at such time be bound.

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8.6 Parent SEC Filings. Parent has timely filed with or furnished to, as applicable, the SEC all registration statements, prospectuses, reports, schedules, forms, statements and other documents (including schedules and exhibits and all other information incorporated by reference) required to be filed or furnished by it with the SEC since January 1, 2010 (the “Parent SEC Documents”). Parent has made available to the Company all such Parent SEC Documents that it has so filed or furnished prior to the date hereof. As of their respective filing dates (or, if amended or superseded by a subsequent filing, as of the date of the last such amendment or superseding filing prior to the date hereof), each of the Parent SEC Documents complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act, and the rules and regulations of the SEC thereunder applicable to such Parent SEC Documents. None of the Parent SEC Documents, including any financial statements, schedules or exhibits included or incorporated by reference therein at the time they were filed (or, if amended or superseded by a subsequent filing, as of the date of the last such amendment or superseding filing prior to the date hereof), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

8.7 Financial Statements. Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Parent SEC Documents (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto as of their respective dates, (ii) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto and, in the case of unaudited interim financial statements, as may be permitted by the SEC for Quarterly Reports on Form 10-Q), and (iii) fairly presented in all material respects the consolidated financial position of Parent and its consolidated subsidiaries at the respective dates thereof and the consolidated results of Parent’s operations and cash flows for the periods indicated therein, subject, in the case of unaudited interim financial statements, to normal and year-end audit adjustments as permitted by GAAP and the applicable rules and regulations of the SEC.

8.8 Absence of Material Adverse Change. Since September 30, 2011, there has not occurred any material adverse change in the assets, condition, affairs or prospects of Parent, financially or otherwise.

8.9 Litigation. Except as disclosed in the Parent SEC Documents, as of the date of this Agreement, there is no action, suit, proceeding or investigation which is pending or, to Parent’s knowledge, threatened against Parent or any subsidiary of Parent which, if determined adversely to Parent or such subsidiary, could have, individually or in the aggregate, a material adverse effect on the assets, condition, affairs or prospects of Parent or which in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated by this Agreement or the Transaction Documents.

8.10 Tax Matters. To Parent’s knowledge, after consulting with its independent auditors and tax advisors, neither Parent nor any of its Affiliates has taken or agreed to take any action that would prevent the transactions contemplated under this Agreement from constituting a transaction qualifying as a tax-free exchange under Section 368(a) of the Code.

8.11 S-8 Registrations. The shares of Parent Common Stock issuable upon exercise of the New Options are registered under Parent’s registration statement on Form S-8 filed on November 1, 2004, as amended by Post-Effective Amendments No. 1, 2, 3 and 4 filed on June 12, 2006, March 26, 2008, September 25, 2009 and October 26, 2011, respectively.

8.12 Disclosure. No representation or warranty by Parent contained in this Agreement or any Transaction Document (to which it is a party), and no statement contained in any document, certificate or other instrument delivered or to be delivered by or on behalf of Parent pursuant to this Agreement or any Transaction Document, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading. To Parent’s Knowledge, there are no facts which (individually or in the aggregate) materially adversely affect the business, assets, liabilities, financial condition, prospects or operations of Parent that have not been disclosed to the Company or set forth in this Agreement, the exhibits or schedules hereto, the Transaction Documents or in other documents delivered or made available to the Company its attorneys or agents in connection herewith or therewith.

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Article IX
COVENANTS

9.1 Liabilities of the Company at Closing. As of the Closing Date, the Liabilities of the Company shall not exceed the amounts set forth on Schedule 9.1 (the “Closing Date Liabilities”). Schedule 9.1 has been prepared based on the Company’s most recently available balance sheet and such updated financial information as is appropriate. No later than ninety (90) days following the Closing Date, Parent shall prepare an updated Schedule 9.1 setting forth the actual Liabilities of the Company as of the Closing Date. Parent shall deliver the updated Schedule 9.1 to the Selling Equity Holder, together with all documentation supporting any changes. Parent and the Selling Equity Holder shall work together to resolve any disagreements regarding the Closing Date Liabilities. If Parent and the Selling Equity Holder are unable to resolve any such disagreements within thirty (30) days after the Selling Equity Holder receives such updated Schedule 9.1 from Parent, then either Parent or the Selling Equity Holder may, by written notice to the other, demand arbitration of the matter, in which event the matter shall be settled exclusively by means of a binding arbitration in accordance with the arbitration provisions of Section 10.4(c). To the extent the Closing Date Liabilities set forth on the updated Schedule 9.1 exceed those set forth on Schedule 9.1 attached hereto (the “Excess Liability”), Parent shall be entitled to indemnification for the amount of such Excess Liability in accordance with Section 10.2 herein and may reduce the Escrowed Shares (based on the Closing Value, subject to adjustment in the event of stock splits, stock dividends, stock combinations and the like) in accordance with Section 10.5 herein. To the extent the Closing Date Liabilities set forth on the updated Schedule 9.1 are less than those set forth on Schedule 9.1 attached hereto, the Threshold applicable to the Selling Equity Holder in accordance with Section 10.3(b) herein shall be increased by such amount.

9.2 Certificate of Designation. Attached hereto as Exhibit K is the Certificate of Designation filed with the Secretary of State for the State of Delaware by Parent on February 8, 2012, pursuant to which Parent has designated the rights and preferences of the Parent Series E Preferred Stock (the “Certificate of Designation”). Parent shall not amend the Certificate or Designation and shall not designate any other class of preferred stock until such date as the Parent Series E Preferred Stock converts to Parent Common Stock in accordance with Section 9.3 herein.

9.3 Amendment to Certificate of Incorporation to Increase Authorized Parent Common Stock; Conversion of Parent Series E Preferred Stock. Attached hereto as Exhibit L is the proposed Parent amendment to Parent’s Certificate of Incorporation (the “Amendment to Parent Charter”). As set forth in the Amendment to Parent Charter, subject to stockholder approval as set forth in Section 9.5 herein, Parent shall increase the authorized shares of Parent Common Stock to 160,000,000, providing for sufficient shares for the conversion of the Parent Series E Preferred Stock, the Post-Closing Parent Stock Consideration pursuant to Article II herein, the LTIP Increase and the issuance of Parent Common Stock upon exercise of the Parent Replacement Warrants and any additional warrants issued or contemplated to be issued by Parent on or within six (6) months of the Closing Date. No later than two (2) business days following the approval by the stockholders in accordance with Section 9.5 herein, Parent shall cause the Amendment to Parent Charter to be filed with the Secretary of State for the State of Delaware. Upon filing the Amendment to Parent Charter, each outstanding share of Parent Series E Preferred Stock (including those shares held in escrow pursuant to Section 1.2 herein) shall automatically convert into one hundred (100) shares of Parent Common Stock in accordance with its terms as set forth in the Certificate of Designation. The Selling Equity Holder shall exchange certificates representing the Parent Series E Preferred Stock for certificates representing Parent Common Stock.

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9.4 Amendment to Parent By-Laws to Increase the Size of the Parent Board. Prior to the Closing, the Parent Board shall have convened a meeting or acted by written Consent to (i) approve and adopt the By-Law Amendment, (ii) increase the size of the Board of Directors to nine (9), and (iii) appoint Richard S. Kent, Lyle A. Hohnke and Joseph Del Guercio to fill the vacancies on and created by the By-Law Amendment (the “Company Directors”), effective upon the Closing. To the fullest extent permitted by applicable law, the Parent Board shall recommend that its stockholders vote in favor of the election and re-election of the Company Directors for a minimum of two (2) years following the Closing.

9.5 Special Meeting of Parent Stockholders; Proxy Materials. Parent shall take all action necessary to duly call, give notice of, convene and hold a special meeting of Parent’s stockholders to approve the Amendment to Parent Charter and ratify the LTIP Increase as soon as reasonably practicable, but in any event within no more than ninety (90) days, after the Closing (the “Parent Special Meeting”). In connection with the Parent Special Meeting, Parent shall mail a proxy statement to stockholders entitled to vote at the Parent Special Meeting, in accordance with the Exchange Act (the “Parent Proxy Statement”). The Parent Proxy Statement shall include the recommendation of the Parent Board to vote in favor of the Amendment to Parent Charter and ratify the LTIP Increase. Parent shall use its best commercially reasonable efforts to resolve all SEC comments with respect to the Parent Proxy Statement as promptly as practicable after receipt thereof and to cause the Parent Proxy Statement in definitive form to be cleared by the SEC and mailed to Parent’s stockholders entitled to vote at the meeting as promptly as reasonably practicable following the initial filing with the SEC.

9.6 Indemnification of Officers and Directors. For a period of six (6) years following the Closing, Parent shall, or shall cause the Company to, fulfill the obligations of the Company to indemnify each Person who is a director or officer of the Company as of the date of execution of this Agreement (the “Execution Date”) or who had been a director of officer of the Company prior to the Execution Date against any losses such Person may incur based upon matters existing or occurring prior to the Closing (including, without limitation, the transactions contemplated by this Agreement and the Transaction Documents) pursuant to any applicable indemnification agreement and any indemnification provisions set forth in the Certificate of Incorporation or Bylaws of the Company as in effect immediately prior to the Execution Date. During such six year period, neither Parent nor the Company shall take any action to amend or alter or impair any exculpatory, indemnification or expense advancement provisions now existing in the Certificate of Incorporation or Bylaws of the Company for the benefit of any individual who served as a director or officer of the Company at any time prior to the Closing, except for any changes which may be required to conform with changes in applicable law and any changes which do not affect the application of such provisions to acts or omissions of such individuals prior to the Closing, and the Certificate of Incorporation and Bylaws of the Company (and/or Parent, as applicable) will contain for such period provisions with respect to such exculpation, indemnification and expense advancement that are at least as favorable to the directors and officers of the Company as those in effect in the Company’s Certificate of Incorporation and Bylaws on the Execution Date. In the event of a Sale or Change of Control Transaction of either Parent or the Company, proper provision shall be made so that the successor and assigns of the Company, Parent or both, as the case may be, shall assume the obligations set forth in this Section 9.6 for the benefit of such Company officers and directors (the “Covered Persons”). This Section 9.6: (A) shall survive the consummation of the Equity Exchange, Parent Common Stock Purchase and the other transactions in this Agreement and the Transaction Documents; (B) is intended for the benefit of, and will be enforceable by, each Covered Person and his or her successors, assigns, heirs and representatives; and (C) shall be binding on all successors and assigns of Parent and the Company.

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9.7 Registration of Shares.

(a) No later than 120 days following the filing of the Amendment to Parent Charter, Parent shall file with the SEC, a registration statement covering: (1) the resale to the public by (a) the Selling Equity Holder of the shares of Parent Common Stock issued upon the conversion of the Preferred Stock Consideration issued at Closing (including the Escrowed Shares), (b) the Parent Investors (and their respective transferees or distributees) of the Parent Common Stock issued pursuant to the Subscription Agreements, and (c) the holders of the Parent Replacement Warrants (and their respective transferees or distributes) of the Parent Common Stock issuable upon exercise of the Parent Replacement Warrants; and (2) to the extent the Selling Equity Holder wishes to distribute any shares of Parent Common Stock to its members, the distribution of such shares to the members of the Selling Equity Holder (the “Stockholder Registration Statement”) (together, the “Registrable Securities”). Notwithstanding the foregoing, if the SEC informs Parent that any of the Registrable Securities to be covered by the Stockholder Registration Statement cannot, as a result of the application of Rule 415 of the Securities Act, be registered for resale as a secondary offering on a single registration statement, the number of shares of Registrable Securities to be covered by the Stockholder Registration Statement shall be reduced by such number of shares (if any) as may be required by the SEC (the “Reduction Shares”), and in such event, Parent shall file a subsequent registration statement, as described above, as soon as practicable thereafter covering the Reduction Shares (the “Reduction Shares Registration Statement”). Parent shall use its best commercially reasonable efforts to cause the Stockholder Registration Statement and the Reduction Shares Registration Statement, if any, to be declared effective by the SEC as soon as practicable after their respective initial filing dates and shall cause the Stockholder Registration Statement and the Reduction Shares Registration Statement, if any, to remain effective for at least twenty-four (24) months. Within thirty (30) days of the final Milestone Event, Parent shall file with the SEC, a registration statement covering (a) the resale to the public by the Selling Equity Holder of the shares of Parent Common Stock issued and issuable pursuant to Article II as Post-Closing Parent Stock Consideration; and (b) to the extent the Selling Equity Holder wishes to distribute any such shares of Parent Common Stock to its members, the distribution of such shares to the members of the Selling Equity Holder (the “Milestone Registration Statement”). Parent shall use its best commercially reasonable efforts to cause the Milestone Registration Statement to be declared effective by the SEC as soon as practicable after its initial filing date and shall cause the Milestone Registration Statement to remain effective for at least eighteen (18) months.

(b) All fees, costs and expenses of and incidental to any such registration, including, without limitation, all registration, filing, and FINRA fees, printing expenses, fees and disbursements of counsel and accountants for Parent and the Company, and all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdictions in which the securities to be offered are to be registered and qualified (the “Registration Expenses”) shall be shared by and between Parent, the Selling Equity Holder, the Parent Investors and the holders of the Parent Replacement Warrants (collectively, the “Selling Shareholders”) as follows: (i) 100% of such Registration Expenses shall be borne by Parent in the event Parent is eligible to file the Stockholder Registration Statement and Reduction Shares Registration or the Milestone Registration Statement, as the case may be, on Form S-3 or a successor form, and with respect to all Piggyback Registrations, (ii) the first $80,000 of such Registration Expenses shall be borne by Parent in the event Parent is required to file to the Stockholder Registration Statement and Reduction Shares Registration or the Milestone Registration Statement on Form S-1, and all Registration Expenses in excess of $80,000 thereafter shall be shared equally by Parent and the Selling Shareholders. Fees and disbursements of counsel and accountants for the holders of Registrable Securities and any other expenses incurred by such holders not expressly included above shall be borne by such holders.

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(c) For a period of twenty-four (24) months following the date hereof, each respective holder of the Registrable Securities shall have the right to include the Registrable Securities as part of any other registration of securities filed by Parent, either for its own account or for the account of security holders, other than a registration statement filed on Form S-8 or Form S-4, only to the extent such Registrable Securities have not been previously registered and are not then currently available for resale without any restrictions (“Piggyback Registrations”); provided, however, that if, in the written opinion of Parent’s managing underwriter or underwriters, if any, for such offering, the inclusion of the Registrable Securities, when added to the securities being registered by parent or the selling stockholder(s), will exceed the maximum amount of Parent's securities which can be marketed, then the managing underwriter or underwriters may exclude shares (including Registrable Securities) from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, first, to Parent, and second to the holders of the Registrable Securities in such registration statement on a pro rata basis based on the number of Registrable Securities held by each such holder of Registrable Securities requested to be included in the registration.

(d) If Registrable Securities held by or issuable to any holder of Registrable Securities are included in a registration pursuant to the provisions of this Section 9.7, each such holder of Registrable Securities will, severally and not jointly, indemnify and hold harmless Parent its directors and officers, any controlling person and any underwriter from and against, and will reimburse Parent, its directors and officers, any controlling person and any underwriter with respect to, any and all loss, damage, liability, cost or expense to which parent or any controlling person and/or any underwriter may become subject under the Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in strict conformity with written information furnished by or on behalf of such holder specifically for use in the preparation thereof, and each such holder’s aggregate liability hereunder shall be limited to proportion of any such loss, damage, liability, cost or expense that is equal to the proportion that the public offering price of the shares sold by such holder under such registration statement bears to the total public offering price of all securities sold thereunder, but in any event not to exceed the net proceeds received by such holder from the sale of securities under the applicable registration statement. Parent will indemnify and hold harmless each holder of Registrable Securities and such holder’s directors and officers, managers and members, any controlling person and any underwriter (collectively, “Holder Indemnitees”) from and against, and will reimburse such Holder Indemnitees with respect to, any and all loss, damage, liability, cost or expense to which any such Holder Indemnitee may become subject under the Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by (i) any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and (ii) any violation by Parent of any federal, state or common law rule or regulation applicable to Parent and relating to any action or inaction required of Parent in connection with any such registration; provided that Parent will not be liable under this Section in any such case to the extent, but only to the extent, that any such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in strict conformity with written information furnished by or on behalf of such holder specifically for use in the preparation of such registration statement.

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9.8 Listing of Shares. Parent shall, as and if required by the rules of OTC Bulletin Board or other stock exchange or trading organization on which the Parent Common Stock is listed or quoted for trading, file with such authority a notification or listing application or other required filing with respect to the shares of Parent Common Stock issuable hereunder in connection with the Equity Exchange, the Parent Common Stock Purchase, the Parent Replacement Warrants and the New Options, and take such other action as may be required to ensure that such Parent Common Stock is listed or quoted and may be traded on such Bulletin Board or other exchange. In connection with each issuance of Post-Closing Parent Stock Consideration, Parent shall take all necessary action to ensure that at the time of each such issuance, such Parent Common Stock is listed and may be traded on such Bulletin Board or exchange as the Parent Common Stock is then listed or quoted for trading.

9.9 New Options. Parent shall file a further post-effective amendment to its current Form S-8 registration statement to register the additional shares of Parent Common Stock issuable under Parent’s Long-Term Incentive Plan, as amended, as a result of the LTIP Increase.

Article X
INDEMNIFICATION

10.1 Indemnification by Parent. Subject to the limitations set forth in this Article X, Parent shall defend and indemnify the Selling Equity Holder and its officers, directors, managers, members, employees and agents (collectively, “Seller Indemnitees”) and hold Seller Indemnitees wholly harmless from and against any and all actual out-of-pocket losses, liabilities, damages, costs (including, without limitation, court costs and costs of appeal) and expenses (including, without limitation, reasonable attorneys' fees) but excluding any damages or other losses or expenses for lost profits or diminution in value, and any punitive or special damages except to the extent such damages are recovered by a third party in any third party actions that are subject to indemnification hereunder) (collectively, “Losses”) that any such Seller Indemnitees incur as a result of, or with respect to: (a) any breach by Parent of a representation or warranty made by Parent under this Agreement; and (b) any breach by Parent of, or any failure by Parent to perform, any covenant or agreement required to be performed by Parent under this Agreement.

10.2 Indemnification by Selling Equity Holder. Subject to the limitations set forth in this Article X, the Selling Equity Holder shall defend and indemnify Parent and its officers, directors, employees and agents (collectively, “Parent Indemnitees”) and hold Parent Indemnitees wholly harmless from and against any and all Losses that Parent Indemnitees incur as a result of, or with respect to: (a) any breach by the Company of a representation or warranty made by the Company under this Agreement (together with the Disclosure Letter as delivered on the Closing Date); (b) any breach by the Company of, or any failure by the Company to perform, any covenant or agreement required to be performed by the Company under this Agreement; and (c) with respect to the Selling Equity Holder, (A) any breach by the Selling Equity Holder of a representation or warranty made by the Selling Equity Holder in this Agreement and (B) any breach by the Selling Equity Holder of, or any failure by the Selling Equity Holder to perform, any covenant or agreement required to be performed by such Selling Equity Holder under this Agreement.

10.3 Limitations; Thresholds.

(a) Parent shall be liable for the breach of any misrepresentation or warranty under Section 10.1(a) only after total Losses exceed $100,000 in the aggregate (the “Threshold”), after which point Parent shall be liable only for the amount of such Losses in excess of such amount; provided, however, that the Threshold will not apply to Losses arising out of breaches of representations and warranties contained Sections 8.1, 8.2, 8.3, 8.4 and 8.5 or to any Loss arising out of or in connection with fraud or intentional misrepresentation.

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(b) The Selling Equity Holder shall be liable for the breach of any misrepresentation or warranty under Section 10.2(a) and 10.2(c)(A) only after total Losses exceed the Threshold, after which point the Selling Equity Holder shall be liable only for the amount of such Losses in excess of such amount; provided, however, that the Threshold will not apply to Losses arising out of breaches of representations and warranties contained in Sections 6.1, 6.2, 6.3, 7.1, 7.3, 7.4 and 7.14 or to any Loss arising out of or in connection with fraud or intentional misrepresentation.

(c) Subsequent to Closing, except in respect of any Loss arising out of or in connection with fraud or intentional misrepresentation, Parent’s cumulative indemnification obligations under this Agreement shall not exceed the amount of $4,000,000 (the “Cap”).

(d) Subsequent to Closing, except in respect of any Loss arising out of or in connection with fraud or intentional misrepresentation, the cumulative indemnification obligations of the Selling Equity Holder under this Agreement shall not exceed the amount of the Cap and shall be satisfied, in the event of an indemnifiable claim, solely and exclusively from the Escrowed Shares held by Parent or as an offset of the Post-Closing Parent Stock Consideration which has not yet been issued to the Selling Equity Holder.

(e) The amount of any Losses for which indemnification is provided for under this Agreement shall be (i) reduced by any amounts actually received by the Indemnified Party as a result of any indemnification, contribution or other payment by any third party, (ii) reduced by any insurance proceeds or other amounts actually recovered or received by the Indemnified Party from third parties with respect to such Losses; provided that the amount of any insurance proceeds received by an Indemnified Party shall be equal to the difference between (A) the actual after-Tax amount of such proceeds less any deductible paid by the applicable Indemnified Party and (B) the net present value (as determined by the applicable Indemnified Party reasonably and in good faith) of the aggregate incremental premium costs which are incurred by an Indemnified Person as a consequence of the Loss or event which gives rise to the payment of insurance proceeds and (iii) reduced by any net Tax benefit actually realized in the year of the Loss from the incurrence or payment of any such Losses. For purposes of this Section 10.3, a net Tax benefit is actually realized in the year of the Loss only if it results in a reduction of the amount of Taxes actually paid by the Indemnified Party in the Taxable year in which the Loss occurs. If an Indemnified Party recovers any amount with respect to any Loss that was previously satisfied by the Indemnifying Party such Indemnified Party shall promptly pay such amount to such Indemnifying Party.

(f) An action for Losses under this Article X constitutes the sole and exclusive recourse and remedy for any claim of Loss arising out of or relating to this Agreement, except for actions based on fraud or intentional misrepresentation (including without limitation actions based on Section 10(b)(5) of the Exchange Act), or injunctive action or other equitable remedies.

(g) The representations and warranties contained in this Agreement shall survive the Closing for eighteen (18) months and shall thereafter be of no force or effect; provided, however, that any indemnification claim based on fraud or intentional misrepresentation shall survive the Closing indefinitely. The survival period pursuant to this Section 10.3(g) is referred to as the “Survival Period”. Any Person against whom an indemnification claim is being asserted shall not be obligated to indemnify and hold harmless any Person claiming indemnification under this Article X after the expiration of the applicable Survival Period unless a Claim Notice with respect to such claim shall have been duly given by the Person claiming indemnification prior to the expiration of the applicable Survival Period.

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(h) In determining the amount of Losses but not whether any breach of any representation or warranty made by Parent, the Company or the Selling Equity Holder in this Agreement has occurred, the terms “material,” “material adverse effect” and other similar qualifications based upon materiality shall be disregarded and given no effect.

(i) For purposes of determining the number of Escrowed Shares required to satisfy any indemnifiable Loss of Parent Indemnitees, each Escrowed Share shall be valued at the volume weighted average last sale price or closing price, as applicable, of the Parent Common Stock as quoted on the OTC Bulletin Board (or such stock exchange on which the Parent Common Stock is then traded) for the ten (10) consecutive trading days immediately preceding the Escrow Release Date (the “Release Date Value”) (subject to adjustment in the event of stock splits, stock dividends, stock combinations and the like).

10.4 Notice of Claims; Disputes; Control of Litigation.

(a) If any Seller Indemnitee or any Parent Indemnitee seeks indemnification for any indemnifiable Losses claim under this Article X, such party (the “Indemnified Party”) shall give a written notice of such claim (a “Claim Notice”) to the the party or parties from whom or which such Indemnified Party is seeking indemnification under this Agreement (the “Indemnifying Party”) by no later than the end of the applicable Survival Period of the facts and circumstances in reasonably specific detail giving rise to the claim, including without limitation, the nature of the breach upon which such claim is based and the amount of the Loss or anticipated Loss, including each individual item of Loss included therein, which in the case of a Seller Indemnitee shall mean notice to the Selling Equity Holder.

(b) The Indemnifying Party shall have a period of thirty (30) calendar days after receipt of any Claim Notice to object to such Claim Notice by delivery of written notice of such objection (a “Dispute Notice”) to the Indemnified Party. In case the Indemnifying Party shall so object in writing to any such claim or claims, the Indemnified Party shall have thirty (30) days to respond in a written statement to the objection of the Indemnifying Party. If after such thirty (30) day period there remains a dispute as to any claims, the parties shall attempt in good faith for sixty (60) days to agree upon the rights of the respective parties with respect to each such claim, and if they should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties.

(c) If no agreement can be reached after good faith negotiation between the parties pursuant to Section 10.4(b), either the Indemnifying Party or the Indemnified Party may, by written notice to the other, demand arbitration of the matter, unless the amount of the damage or Loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled exclusively by means of a binding arbitration. Either the Indemnifying Party or the Indemnified Party shall apply to the American Arbitration Association for arbitration of any such matter, with such arbitration to be conducted (i) by an arbitrator appointed by the American Arbitration Association, and (ii) in accordance with the Commercial Arbitration Rules then in effect of the American Arbitration Association. To the extent permitted by such Commercial Arbitration Rules, the arbitrator shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrator to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrator shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys’ fees and costs, to the same extent as a competent court of law or equity, should the arbitrator determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of the arbitrator as to the validity and amount of any claim in such Claim Notice shall be binding and conclusive upon the parties to this Agreement. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrator. Judgment upon any award rendered by the arbitrator may be entered in any court having jurisdiction. Any such arbitration shall be held in Wilmington, Delaware. The arbitrator shall determine how all expenses relating to the arbitration shall be paid, including without limitation, the respective expenses of each party, and any fees of the arbitrator and other administrative fees prescribed by the American Arbitration Association.

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(d) If any claim or liability is asserted in writing by a third party against an Indemnified Party that would give rise to a claim under this Article X, the Indemnified Party shall notify the Indemnifying Party in writing of the same within thirty (30) business days after receipt of such written assertion of a claim or liability; provided, however, that notice shall be provided to the Indemnifying Party within thirty (30) calendar days after receipt of a complaint, petition or institution of other formal legal action by the Indemnified Party. Notwithstanding the foregoing, the Indemnified Party's failure to provide any such notices required under this Section 10.4 will not diminish the Indemnifying Party's obligations hereunder unless, and then only to the extent, that the Indemnifying Party is materially prejudiced by such failure. With respect to third party claims, the Indemnifying Party shall have the right to defend a claim and control the defense, settlement and prosecution of any litigation. If the Indemnifying Party, within twenty (20) days after notice of such third party claim, fails to notify in writing the Indemnified Party of the Indemnifying Party’s intention to defend such claim, and such Indemnifying Party does not in fact promptly assume the defense of such claim, the Indemnified Party will (upon further written notice to the Indemnifying Party) have the right to undertake the defense, compromise or settlement of such claim on behalf of and for the account and at the risk and expense of the Indemnifying Party. Anything in this Section 10.4 notwithstanding, if there is a reasonable probability that a third party claim may materially and adversely affect the Indemnified Party, the Indemnified Party shall have the right, at its own cost and expense, to participate in the defense of or defend, compromise and settle such claim. The Indemnifying Party shall not, without the written consent of the Indemnified Party, settle or compromise any claim or consent to the entry of any judgment which does not include as an unconditional term thereof the giving by the claimant to the Indemnified Party of a release from all liability in respect of such claim, including without limitation, an agreement that the claim shall not affect the operations or any reporting obligation of the Company, Parent or any affiliate of Parent. All parties agree to cooperate fully as necessary in the defense of all matters involving indemnification hereunder.

10.5 Escrow of Stock; Offset. In order to secure the indemnification obligations of the Selling Equity Holder pursuant to this Article X, the Selling Equity Holder is escrowing the Escrowed Shares with Parent. Parent shall hold the Escrowed Shares until the date that is twelve (12) months following the Closing Date (the “Escrow Release Date”), on which date all of the Escrowed Shares shall be released and distributed to the Selling Equity Holder; provided, however that if on or before the Escrow Release Date, Parent has delivered a Claim Notice for indemnifiable Losses pursuant to this Article X, then Parent shall continue to hold such number of Escrowed Shares equal to the amount of the Loss set forth in the Claim Notice divided by the Release Date Value (subject to adjustment in the event of stock splits, stock dividends, stock combinations and the like), until resolution of such indemnification claim in accordance with this Article X. As soon as all such claims have been resolved, Parent shall deliver to the Selling Equity Holder any remaining Escrowed Shares then held in escrow. The Selling Equity Holder shall have full voting rights with respect to the Escrowed Shares during the period such shares are held in escrow as provided herein. Following the Escrow Release Date, but prior to the expiration of the Survival Period, Parent shall be entitled to reduce the number of shares of Parent Common Stock issuable pursuant to Sections 2.2, 2.3 or 2.4 by an amount equal to the amount Parent is entitled to receive on account of Losses pursuant to a valid Claim Notice delivered to the Selling Equity Holders in accordance with this Article X. If prior to the issuance of the Post-Closing Parent Stock Consideration, Parent has delivered a Claim Notice for indemnifiable Losses pursuant to this Article X, the Parent shall issue all such shares, but hold in escrow such shares (in an amount, subject to the Cap) equal to the amount of the Loss set forth in the Claim Notice divided by the volume weighted average last sale price or closing price, as applicable, of the Parent Common Stock as quoted on the OTC Bulletin Board (or such stock exchange on which the Parent Common Stock is then traded) for the ten (10) consecutive trading days immediately preceding the date of the applicable Milestone Event (subject to adjustment in the event of stock splits, stock dividends, stock combinations and the like)). As soon as all such claims have been resolved, Parent shall deliver to the Selling Equity Holder any remaining Post-Closing Parent Stock Consideration then held in escrow. The Selling Equity Holder shall have full voting rights with respect to such shares during the period such shares are held in escrow as provided herein. Shares of Parent Series E Preferred Stock or Parent Common Stock not subject to escrow that are issued to the Selling Equity Holder and Escrowed Shares that are released from escrow and delivered to the Selling Equity Holder shall not thereafter be subject to forfeiture or recall on account of claims for indemnifiable Losses or otherwise.

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Article XI
MISCELLANEOUS

11.1 Definitions. For purposes of this Agreement, the following terms will have the following meanings when used herein with initial capital letters:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by or is under common control with, such first Person. For the purposes of this definition, “control” (including, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by Contract or otherwise.

“Agreement” has the meaning set forth in the Preamble.

“ALD-401 Phase 2” has the meaning set forth in Section 2.2.

“Amendment to Parent Charter” has the meaning set forth in Section 9.3.

“Business Day” means any day, other than Saturday, Sunday or any day on which banking institutions located in New York, New York are authorized or required by Law or other governmental action to close.

“By-Law Amendment” means the amendment to Parent’s by-Laws in the form attached hereto as Exhibit M increasing the size of the Parent Board from seven (7) to nine (9).

“Cap” has the meaning set forth in Section 10.3(c).

“Claim Notice” has the meaning set forth in Section 10.4(A).

“Closing” has the meaning set forth in Section 5.1.

“Closing Date” has the meaning set forth in Section 5.1.

“Closing Value” has the meaning set forth in Section 1.1.

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“Code” means the Internal Revenue Code of 1986, as amended.

“Company” has the meaning set forth in the Preamble.

“Company Board” has the meaning set forth in the Recitals.

“Company Capital Stock” means the Company Common Stock and the Company Preferred Stock.

“Company Common Stock” has the meaning set forth in Section 7.3(a).

“Company Convertible Notes” means those certain secured convertible promissory notes issued by the Company in favor of the certain investors in the Company as set forth on Exhibit A to the Contribution Agreement.

“Company Disclosure Letter” has the meaning set forth in Article VII.

“Company Preferred Stock” has the meaning set forth in Section 7.3(a).

“Company Series A Preferred Stock” has the meaning set forth in Section 7.3(a).

“Company Series B Preferred Stock” has the meaning set forth in Section 7.3(a).

“Company Series C Preferred Stock” has the meaning set forth in Section 7.3(a).

“Company Series C-1 Preferred Stock” has the meaning set forth in Section 7.3(a).

“Company Voting Agreement” has the meaning set forth in Section 5.2(m).

“Company Warrant Holder” has the meaning set forth in Section 1.3(b).

“Company Warrants” has the meaning set forth in Section 7.3(e).

“Contribution Agreement” has the meaning set forth in Section 5.2(b).

“Contracts” means any contracts, agreements, licenses, notes, bonds, mortgages, indentures, leases or other binding instruments or binding commitments, whether written or oral.

“Covered Persons” has the meaning set forth in Section 9.6.

“DGCL” means the General Corporation Law of the State of Delaware (the “DGCL”).

“Dispute Notice” has the meaning set forth in Section 10.4(b).

“Equity Exchange” has the meaning set forth in the Recitals.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Escrow Release Date” has the meaning set forth in Section 10.5.

“Escrowed Shares” has the meaning set forth in Section 1.2.

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“Excess Liability” has the meaning set forth in Section 9.1.

“Execution Date” has the meaning set forth in Section 9.6.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“FDA” has the meaning set forth in Section 7.17(a).

“FFDCA” has the meaning set forth in Section 7.12(b).

“Financial Statements” has the meaning set forth in Section 7.5.

“First Enrollment Deadline” has the meaning set forth in Section 2.3.

“Full Enrollment” has the meaning set forth in Section 2.3

“GAAP” means United States generally accepted accounting principles in effect from time to time.

“Governmental Entity” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.

“Hazardous Materials” has the meaning set forth in Section 7.18.

“Holder Indemnitees” has the meaning set forth in Section 9.7.

“Indemnified Party” has the meaning set forth in Section 10.4.

“Indemnifying Party” has the meaning set forth in Section 10.4.

“Intellectual Property” has the meaning set forth in Section 7.11(a).

“Investor Questionnaire” has the meaning set forth in Section 5.2(d).

“IRS” means the United States Internal Revenue Service.

“Key Employee” has the meaning set forth in Section 7.15.

“Knowledge” means, when used with respect to the Company or Parent, the actual or constructive knowledge of any officer or director, after due inquiry.

“Laws” means any domestic or foreign laws, common law, statutes, ordinances, rules, regulations, codes, orders or legally enforceable requirements enacted, issued, adopted, promulgated, enforced, ordered or applied by any Governmental Entity.

“Liability” shall mean any liability, indebtedness or obligation of any kind (whether accrued, absolute, contingent, matured, unmatured or otherwise, and whether or not required to be recorded or reflected on a balance sheet under GAAP).

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“Liens” means, with respect to any property or asset, all pledges, liens, mortgages, charges, encumbrances, hypothecations, options and security interests of any kind or nature whatsoever.

“LLC Operating Agreement” means the limited liability company operating agreement of Aldagen Holdings, LLC.

“Losses” has the meaning set forth in Section 10.1.

“LTIP Increase” means the increase, from 8,000,000 to 10,500,000 shares, in the total number of shares of Parent Common Stock authorized for issuance under Parent’s Long-Term Incentive Plan, as amended, such increase was approved by the Parent Board on February 2, 2012 and recommended for ratification by Parent’s stockholders at the Parent Special Meeting.

“Members” means the former Company stockholders and noteholders who are members of the Selling Equity Holder.

“Milestone Events” has the meaning set forth in Section 2.1.

“Milestone Registration Statement” has the meaning set forth in Section 9.7.

“New Options” has the meaning set forth in Section 1.3(a).

“New Options Schedule” has the meaning set forth in Section 1.3(a).

“Non-Plan Options” has the meaning set forth in Section 7.3(d).

“Parent” has the meaning set forth in the Preamble.

“Parent Board” has the meaning set forth in the Recitals.

“Parent Common Stock” has the meaning set forth in Section 8.3.

“Parent Common Stock Purchase” has the meaning set forth in the Recitals.

“Parent Indemnitees” has the meaning set forth in Section 10.2.

“Parent Investors” has the meaning set forth in Article III.

“Parent Investor Lockup Letter” has the meaning set forth in Section 5.2(j).

“Parent Preferred Stock Consideration” has the meaning set forth in Section 1.1.

“Parent Proxy Statement” has the meaning set forth in Section 9.5.

“Parent Replacement Warrants” has the meaning set forth in Section 1.3(b).

“Parent SEC Documents” has the meaning set forth in Section 8.5.

“Parent Series D Conversion” has the meaning set forth in Section 8.3.

“Parent Series A Preferred Stock” has the meaning set forth in Section 8.3.

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“Parent Series B Preferred Stock” has the meaning set forth in Section 8.3.

“Parent Series C Preferred Stock” has the meaning set forth in Section 8.3.

“Parent Series D Preferred Stock” has the meaning set forth in Section 8.3.

“Parent Series E Preferred Stock” has the meaning set forth in Section 8.3.

“Parent Special Meeting” has the meaning set forth in Section 9.5.

“Parent Voting Agreements” has the meaning set forth in Section 5.2(m).

“Parent Warrant Agreement” has the meaning set forth in Section 1.3(b).

“Person” means any individual, corporation, limited or general partnership, limited liability company, limited liability partnership, trust, association, joint venture, Governmental Entity and other entity and group (which term will include a “group” as such term is defined in Section 13(d)(3) of the Exchange Act).

“Phase 2 Cap” has the meaning set forth in Section 2.5.

“Piggyback Registrations” has the meaning set forth in Section 9.7.

“Plans” has the meaning set forth in Section 7.3(b).

“Post-Closing Parent Stock Consideration” has the meaning set forth in Section 2.1.

“Reduction Shares” has the meaning set forth in Section 9.7.

“Reduction Shares Registration Statement” has the meaning set forth in Section 9.7.

“Registrable Securities” has the meaning set forth in Section 9.7.

“Release” has the meaning set forth in Section 5.2(i).

“Release Date Value” has the meaning set forth in Section 10.3(i).

“Required Majority” has the meaning set forth in Section 2.4(a).

“Resignation” has the meaning set forth in Section 5.2(j).

“Sale or Change of Control Transaction” means a purchase by a third party of (in the case of the Company 80% or more of the Capital Stock, and in the case of the Parent 50% or more of the Capital Stock), or a merger or consolidation after which Parent’s or the Company’s, as the case may be, stockholders no longer control such entity, or a sale, license or other disposition of all or substantially all of the Company’s assets or of a material portion of Parent’s assets.

“SEC” means the Securities and Exchange Commission.

“Second Enrollment Deadline” has the meaning set forth in Section 2.3.

“Securities Act” means the Securities Act of 1933, as amended.

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“Seller Indemnitees” has the meaning set forth in Section 10.1.

“Selling Equity Holder” has the meaning set forth in the introductory paragraph of this Agreement.

“Selling Equity Holder Parent Lockup Letter” has the meaning set forth in Section 5.2(i).

“Selling Shareholders” has the meaning set forth in Section 9.7.

“Series B Warrants” has the meaning set forth in Section 7.3(e).

“Series C-1 Warrants” has the meaning set forth in Section 7.3(e).

“Statement Date” has the meaning set forth in Section 7.5.

“Stockholder Registration Statement” has the meaning set forth in Section 9.7.

“Subscription Agreement” has the meaning set forth in Article III.

“Taxes” means all federal, state, local, foreign and other income, gross receipts, sales, use, production, ad valorem, transfer, franchise, registration, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, estimated, excise, severance, environmental, stamp, occupation, premium, property (real or personal), real property gains, windfall profits, customs, duties or other Taxes, fees, assessments or charges of any kind whatsoever, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.

“Threshold” has the meaning set forth in Section 10.3(a).

“Transaction Documents” means the Subscription Agreements, the Parent Warrant Agreement, the Parent Replacement Warrants, the New Options, the Selling Equity Holder Lockup Letters, the Parent Investor Lockup Letters, the Parent Voting Agreements, the Company Voting Agreements and the Releases.

“Transaction Expenses” has the meaning set forth in Section 12.13.

“2000 Plan” has the meaning set forth in Section 7.3(b).

“2010 Plan” has the meaning set forth in Section 7.3(c).

“Warrant Exercise Agreements” has the meaning set forth in Section 2.5.

Article XII
MISCELLANEOUS

12.1 Interpretation; Construction.

(a) The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section, Exhibit or Schedule, such reference shall be to a Section of, Exhibit to or Schedule of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” A reference in this Agreement to $ or dollars is to U.S. dollars. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to “this Agreement” shall include the Company Disclosure Letter.

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(b) The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

12.2 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than those of the State of Delaware.

12.3 Submission to Jurisdiction. Each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by any other party hereto or its successors or assigns shall be brought and determined exclusively in the Delaware State Courts, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, in U.S. District Court for the District of Delaware. Each of the parties hereto agrees that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 12.5 or in such other manner as may be permitted by applicable Laws, will be valid and sufficient service thereof. Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that, except as permitted by Section 10.4(c), it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court or tribunal other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve process in accordance with this Section 12.3, (ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (iii) to the fullest extent permitted by the applicable Law, any claim that (x) the suit, action or proceeding in such court is brought in an inconvenient forum, (y) the venue of such suit, action or proceeding is improper, or (z) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

12.4 Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY, TO THE EXTENT PERMITTED BY LAW, IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12.4.

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12.5 Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt), (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested), (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient, or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 12.5):

If to Parent, to:	Cytomedix, Inc. 209 Perry Parkway, Suite 7 Gaithersburg, MD 20877-2143 Attention: Martin Rosendale, Chief Executive Officer Facsimile (240) 499-2690
with a copy (which will not constitute notice to Parent) to:	Cozen O’Connor 1900 Market Street Philadelphia, PA 19103 Facsimile: (215) 701-2228 Attention: Anna M. McDonough, Esq.
If to the Company, to:	Aldagen, Inc. 2810 Meridian Parkway, Suite 148 Durham, NC 2216 Facsimile: (919) 484-8792 Attention: Edward L. Field
with a copy (which will not constitute notice to the Company) to: If to the Selling Equity Holder, to:

Hutchison Law Group
5410 Trinity Road # 400
Raleigh, NC 27607-6003

Facsimile: (919) 829-9696
Attention: Fred D. Hutchison, Esq

Harbert Venture Partners

2100 Third Avenue North, Suite 600

Birmingham, AL 35203

Facsimile: (205) 327-6880

Attention: William W. Brooke, EVP & Managing Partner

with a copy (which will not constitute notice to the Company) to:	Wyrick Robbins Yates & Ponton LLP 4101 Lake Boone Trail, Suite 300 Raleigh, NC 27607 Facsimile: (919) 781-4865 Attention: Larry E. Robbins, Esq.

or to such other Persons, addresses or facsimile numbers as may be designated in writing by the Person entitled to receive such communication as provided above.

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12.6 Entire Agreement; Amendment. This Agreement (including the Exhibits and Schedules to this Agreement), the Company Disclosure Letter and the Transaction Documents constitute the entire agreement among the parties with respect to the subject matter of this Agreement and supersede all other prior agreements and understandings, both written and oral, among the parties to this Agreement with respect to the subject matter of this Agreement. In the event of any inconsistency between the statements in the body of this Agreement and the Transaction Documents, the statements in the body of this Agreement will control. This Agreement may be amended only by agreement in writing of all the parties hereto.

12.7 No Third Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their permitted assigns and respective successors and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

12.8 Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

12.9 Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. No assignment shall relieve the assigning party of any of its obligations hereunder arising prior to such assignment.

12.10 Remedies. Except as otherwise provided in this Agreement, any and all remedies expressly conferred upon a party to this Agreement will be cumulative with, and not exclusive of, any other remedy contained in this Agreement, at Law or in equity. The exercise by a party to this Agreement of any one remedy will not preclude the exercise by it of any other remedy.

12.11 Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any federal court located in the State of Delaware or any Delaware state court, in addition to any other remedy to which they are entitled at Law or in equity.

12.12 Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts, all of which will be one and the same agreement. This Agreement will become effective when each party to this Agreement will have received counterparts signed by all of the other parties.

12.13 Expenses. Each party hereto shall bear its own expenses incurred in connection with this Agreement and the Transaction Documents and the transactions contemplated hereby and thereby, including without limitation legal, accounting and advisory fees and expenses and the payment of cash retention bonuses to certain employees of the Company payable in connection with the Closing as reflected on Schedule 9.1 (the “Transaction Expenses”); provided, however, that notwithstanding the foregoing, at the Closing, Parent shall pay the Company’s Transaction Expenses. Any Company Transaction Expenses in excess of $250,000 will reduce the Escrowed Shares (based on the Closing Value).

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

CYTOMEDIX, INC.

By: /s/ Martin Rosendale

Name: Martin Rosendale

Title: Chief Executive Officer

ALDAGEN, INC.

By:/s/ Lyle A. Hohnke

Name: Lyle A. Hohnke

Title: CEO and President

ALDAGEN HOLDINGS, LLC

By: /s/ William W. Brooke

Name: William W. Brooke

Title: Manager

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